Exhibit 10.3

GUARANTY

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of February 6, 2015 by and among each of the Domestic Subsidiaries of The Advisory Board Company (the “Borrower”) listed on the signature pages hereto (each an “Initial Guarantor”) and those additional Domestic Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Subsidiaries, together with the Initial Guarantors, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the financial institutions from time to time party thereto (collectively, the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, it is a condition precedent to the extensions of credit and other financial accommodations by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and

WHEREAS, in consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor that is a Subsidiary of the Borrower to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors is willing to guarantee the Secured Obligations under the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 4.02 of the Credit Agreement that:

(a) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has all requisite power and authority to carry on its business as now conducted and (C) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case to the extent that the concept of good standing or qualification to do business is applicable in any such jurisdiction.

(b) It has the requisite corporate, limited liability company or partnership, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, including any required shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.

(c) The execution and delivery by it of this Guaranty, the consummation by it of the transactions herein contemplated, and compliance by it with the terms and provisions hereof (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings required to be made with the SEC under the Exchange Act or the Securities Act after the execution of the Loan Documents or necessary to perfect Liens created pursuant to the Loan Documents, (B) will not (i) violate in any respect any Requirements of Law applicable to such Guarantor, (ii) violate the Organizational Documents of such Guarantor or (iii) violate any order of any Governmental Authority, (C) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon such Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, and (D) will not result in the creation or imposition of any Lien on any asset of such Guarantor, other than Liens created or permitted under the Loan Documents, except (in the case of clause (A), (B)(i), (B)(iii) or (C)), to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(d) It has no Indebtedness other than Indebtedness permitted under Section 6.01 of the Credit Agreement.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment or Letter of Credit outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Secured Obligations shall remain unpaid, it will, and, if necessary, to the extent within its power to do so, will cause the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

SECTION 2. The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, (ii) obligations owing under or in connection with Letters of

Credit, (iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, and including, without limitation, all Swap Obligations and Banking Services Obligations, and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each other Loan Party as may be needed by such Loan Party from time to time to honor all of its obligations under the Credit Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guarantied Obligations shall have been paid in full and the Commitments shall have been terminated and all Letters of Credit shall have expired or been terminated or canceled. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

For the purposes of this Section 2, the term “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(xi) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any

other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

SECTION 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than Unliquidated Obligations that have not yet arisen) and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate. If at any time any payment of the principal of or interest on any Loan, Secured Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document (including a payment effected through exercise of a right of setoff) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated, but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

SECTION 5. General Waivers; Additional Waivers.

(a) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (1) notice of acceptance hereof; (2) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under any other Loan Document) and demands to which each Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Administrative Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (a) any rights to assert against the Administrative Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the other Secured Parties’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the other Secured Parties of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Secured Parties by operation of law as a result of the Administrative Agent’s and the other Secured Parties’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Secured Parties; or (b) any election by the Administrative Agent and the other Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 6. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a) Subordination of Subrogation. Until the Guaranteed Obligations (other than Unliquidated Obligations) have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Issuing Bank, any of the Secured Parties or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties, the Issuing Bank and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties, the Issuing Bank or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (1) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations (other than Unliquidated Obligations) are indefeasibly paid in full in cash and (2) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen) are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

(b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall Be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Payment Event of Default or Acceleration Event (as defined in the Security Agreement) has occurred and is continuing, such Guarantor may make loans and otherwise extend Intercompany Indebtedness to, and receive payments from any Obligor with respect to Intercompany Indebtedness to the extent not prohibited by the other terms of the Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than the Unliquidated Obligations) shall have first been fully paid and satisfied (or, in the case of Letters of Credit, cash collateralized pursuant to terms reasonably acceptable to the Administrative Agent). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Secured Parties, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Secured Parties. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the Unliquidated Obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Secured Parties have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 7. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, after the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen) have been indefeasibly paid in full in cash, and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent, and the Credit Agreement, the Swap Agreements and the Banking Services Agreements have terminated, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment in cash of the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or in the case of all Letters of Credit full collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Letters of Credit issued under the Credit Agreement and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.

SECTION 8. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any counterparty to any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 11. No Waivers. No failure or delay by the Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Administrative Agent, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 13. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Guaranty Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.

SECTION 14. Governing Law; Jurisdiction.

(a) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 10 of this Guaranty, and each of the Guarantors hereby appoints the Borrower as its agent for service of process. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 17. Taxes, Expenses of Enforcement, Etc.

(a) Taxes.

(i) Each Guarantor agrees to comply with Section 2.17 of the Credit Agreement as if it were a party thereto.

(ii) By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.

(b) Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

SECTION 18. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Secured Party and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, set off and apply toward the payment of all or any part of the Guaranteed Obligations any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated at any time held) and other obligations at any time owing by such Secured Party or the Administrative Agent or any of their Affiliates to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations, irrespective of whether or not such Secured Party or the Administrative Agent shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Secured Party or the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or the Administrative Agent may have.

SECTION 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor and any Secured Party or the Administrative Agent.

SECTION 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23. Judgment Currency. For the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Secured Party (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Secured Party (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Secured Party (including the Administrative Agent), as the case may be, in the Specified Currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party (including the Administrative Agent), as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Secured Party (including the Administrative Agent), as the case may be, in the Specified Currency and (b) amounts shared with other Secured Parties as a result of allocations of such excess as a disproportionate payment to such other Secured Party under Section 2.18 of the Credit Agreement, such Secured Party (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

SECTION 24. Termination of Guarantors. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

ADVISORY BOARD INVESTMENTS, INC., as a Guarantor

By:	/s/ Michael T. Kirshbaum
Name: Michael T. Kirshbaum
Title: President

ROYALL ACQUISITION CO., as a Guarantor

By:	/s/ Michael T. Kirshbaum
Name: Michael T. Kirshbaum
Title: President and Treasurer

ROYALL & COMPANY HOLDING, INC., as a Guarantor

By:	/s/ Michael T. Kirshbaum
Name: Michael T. Kirshbaum
Title: President and Treasurer

ROYALL & COMPANY, as a Guarantor

By:	/s/ Seth Allyn
Name: Seth Allyn
Title: Assistant Treasurer

ADVANCEMENT SERVICES INC., as a Guarantor

By:	/s/ Seth Allyn
Name: Seth Allyn
Title: Treasurer

Acknowledged and Agreed to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ James A. Knight
Name: James A. Knight
Title: Vice President

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of February 6, 2015, made by each of the Domestic Subsidiaries of The Advisory Board Company (the “Borrower”) listed on the signature pages thereto (each an “Initial Guarantor”, and together with any additional Domestic Subsidiaries which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [                ] [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this      day of                 , 20    .

[NAME OF NEW GUARANTOR]

By:
Name:
Title: